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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                        PACIFIC GAS AND ELECTRIC COMPANY
                           AS AMENDED JANUARY 1, 1995


                                   ARTICLE I.
                                 SHAREHOLDERS.


         1.      PLACE OF MEETING.    All meetings of the shareholders shall be
held at the office of the Corporation in the City and County of San Francisco, State of California, or at such other place within the State of California as may be designated by the Board of Directors.

         2.      ANNUAL MEETINGS.    The annual meeting of shareholders shall
be held each year on a date and at a time designated by the Board of Directors.

         Written notice of the annual meeting shall be given not less than ten (or, if sent by third-class mail, thirty) nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place, day, and hour of such meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.

         Notice of any meeting of the shareholders shall be given by mail or telegraphic or other written communication, postage prepaid, to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Corporation.

         3.      SPECIAL MEETINGS.    Special meetings of the shareholders
shall be called by the Secretary or an Assistant Secretary at any time on order of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, or the President. Special meetings of the shareholders shall also be called by the Secretary or an Assistant Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting. Such request shall state the purposes of the meeting, and shall be delivered to the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President or the Secretary.

         A special meeting so requested shall be held on the date requested, but not less than thirty-five nor more than sixty days after the date of the original request. Written notice of each special meeting of shareholders, stating the place, day, and hour of such meeting and the business proposed to be transacted thereat, shall be given in the manner stipulated in Article I,
Section 2, Paragraph 3 of these Bylaws within twenty days after receipt of the written request.


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         4.      ATTENDANCE AT MEETINGS.    At any meeting of the shareholders,
each holder of record of stock entitled to vote thereat may attend in person or may designate an agent or a reasonable number of agents, not to exceed three to attend the meeting and cast votes for his shares. The authority of agents must be evidenced by a written proxy signed by the shareholder designating the agents authorized to attend the meeting and be delivered to the Secretary of the Corporation prior to the commencement of the meeting.

         5.      NO CUMULATIVE VOTING.    No shareholder of the Corporation
shall be entitled to cumulate his or her voting power.


                                  ARTICLE II.
                                   DIRECTORS.


         1.      NUMBER.    The Board of Directors shall consist of seventeen
(17) directors.

         2.      POWERS.    The Board of Directors shall exercise all the
powers of the Corporation except those which are by law, or by the Articles of Incorporation of this Corporation, or by the Bylaws conferred upon or reserved to the shareholders.

         3.      EXECUTIVE COMMITTEE.    There shall be an Executive Committee
of the Board of Directors consisting of the Chairman of the Committee, the Chairman of the Board, if these offices be filled, the President, and four Directors who are not officers of the Corporation. The members of the Committee shall be elected, and may at any time be removed, by a two-thirds vote of the whole Board.

         The Executive Committee, subject to the provisions of law, may exercise any of the powers and perform any of the duties of the Board of Directors; but the Board may by an affirmative vote of a majority of its members withdraw or limit any of the powers of the Executive Committee.

         The Executive Committee, by a vote of a majority of its members, shall fix its own time and place of meeting, and shall prescribe its own rules of procedure. A quorum of the Committee for the transaction of business shall consist of three members.

         4.      TIME AND PLACE OF DIRECTORS' MEETINGS.    Regular meetings of
the Board of Directors shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairman of the Board or, in his absence, the Vice Chairman of the Board, or the President of the Corporation and contained in the notice of any such meeting. Notice of meetings shall be delivered personally or sent by mail or telegram at least seven days in advance.

         5.      SPECIAL MEETINGS.    The Chairman of the Board, the Vice
Chairman of the Board, the Chairman of the Executive Committee, the President, or any five directors may call a special meeting of the Board of Directors at any time. Notice of the time and place of special meetings shall be given to each Director by the Secretary. Such notice shall be delivered personally or by telephone to each Director at least four hours in advance of such meeting, or sent by first-class mail or telegram, postage prepaid, at least two days in advance of such meeting.

         6.      QUORUM.   A quorum for the transaction of business at any
meeting of the Board of Directors shall consist of six members.


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         7.      ACTION BY CONSENT.   Any action required or permitted to be
taken by the Board of Directors may be taken without a meeting if all Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

         8.      MEETINGS BY CONFERENCE TELEPHONE.    Any meeting, regular or
special, of the Board of Directors or of any committee of the Board of Directors, may be held by conference telephone or similar communication equipment, provided that all Directors participating in the meeting can hear one another.


                                  ARTICLE III.
                                   OFFICERS.


         1.      OFFICERS.   The officers of the Corporation shall be a
Chairman of the Board, a Vice Chairman of the Board, a Chairman of the Executive Committee (whenever the Board of Directors in its discretion fills these offices), a President, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, a General Counsel, a General Attorney (whenever the Board of Directors in its discretion fills this office), and a Controller, all of whom shall be elected by the Board of Directors. The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, and the President shall be members of the Board of Directors.

         2.      CHAIRMAN OF THE BOARD.    The Chairman of the Board, if that
office be filled, shall preside at all meetings of the shareholders, of the Directors, and of the Executive Committee in the absence of the Chairman of that Committee. He shall be the chief executive officer of the Corporation if so designated by the Board of Directors. He shall have such duties and responsibilities as may be prescribed by the Board of Directors or the Bylaws. The Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character, and in the absence or disability of the President, shall exercise his duties and responsibilities.

         3. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if that office be filled, shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws. He shall be the chief executive officer of the Corporation if so designated by the Board of Directors. In the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the shareholders; and, in the absence of the Chairman of the Executive Committee and the Chairman of the Board, he shall preside at all meetings of the Executive Committee. The Vice Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

         4.      CHAIRMAN OF THE EXECUTIVE COMMITTEE.    The Chairman of the
Executive Committee, if that office be filled, shall preside at all meetings of the Executive Committee. He shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board of Directors or the Bylaws.

         5.      PRESIDENT.   The President shall have such duties and
responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws. He shall be the chief executive officer of the Corporation if so designated by the Board of Directors. If there be no Chairman of the Board, the President shall also exercise the duties and responsibilities of that office. The President


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shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

         6.      VICE PRESIDENTS.    Each Vice President shall have such duties
and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws. Each Vice President's authority to sign agreements and instruments on behalf of the Corporation shall be as prescribed by the Board of Directors.
The Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, or the President may confer a special title upon any Vice President.

         7.      SECRETARY.    The Secretary shall attend all meetings of the
Board of Directors and the Executive Committee, and all meetings of the shareholders, and he shall record the minutes of all proceedings in books to be kept for that purpose. He shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the Corporation. He shall give, or cause to be given, all notices required either by law or the Bylaws. He shall keep the seal of the Corporation in safe custody, and shall affix the seal of the Corporation to any instrument requiring it and shall attest the same by his signature.

         The Secretary shall have such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws.

         The Assistant Secretaries shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Secretary. In the absence or disability of the Secretary, his duties shall be performed by an Assistant Secretary.

         8.      TREASURER.    The Treasurer shall have custody of all moneys
and funds of the Corporation, and shall cause to be kept full and accurate records of receipts and disbursements of the Corporation. He shall deposit all moneys and other valuables of the Corporation in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or any employee of the Corporation designated by the Board of Directors. He shall disburse such funds of the Corporation as have been duly approved for disbursement.

         The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws.

         The Assistant Treasurer shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Treasurer. In the absence or disability of the Treasurer, his duties shall be performed by an Assistant Treasurer.

         9.      GENERAL COUNSEL.    The General Counsel shall be responsible
for handling on behalf of the Corporation all proceedings and matters of a legal nature. He shall render advice and legal counsel to the Board of Directors, officers, and employees of the Corporation, as necessary to the proper conduct of the business. He shall keep the management of the Corporation informed of all significant developments of a legal nature affecting the interests of the Corporation.

         The General Counsel shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws.


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         10.     CONTROLLER.    The Controller shall be responsible for
maintaining the accounting records of the Corporation and for preparing necessary financial reports and statements, and he shall properly account for all moneys and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. He shall render to the officers such periodic reports covering the result of operations of the Corporation as may be required by them or any one of them.

         The Controller shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws.


                                  ARTICLE IV.
                                 MISCELLANEOUS.


         1.      RECORD DATE.    The Board of Directors may fix a time in the
future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is so fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.

         2.      TRANSFERS OF STOCK.   Upon surrender to the Secretary or
Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and payment of transfer taxes, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

         3.      LOST CERTIFICATES.    Any person claiming a certificate of
stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Secretary of the Corporation, before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

         4.      EMPLOYEE'S STOCK PURCHASE PLAN.    Subject to any limitation
contained in the Articles of Incorporation, the Board of Directors may in its discretion, from time to time, authorize the issue and sale of shares of capital stock of this Corporation to employees, pursuant to an employee's stock purchase plan, for such consideration as the Board shall determine to be reasonable. Such plan may provide for payment for such shares by installments over a period of time fixed by the Board. In any


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such plan, the Board may provide for interest on any installment payments, and that an employee may cancel his agreement to purchase all or part of the shares thereunder. The Board may fix such other terms and conditions for any such plan as it shall deem, in its discretion, to be in the best interests of this Corporation. Any such plan may include employees of: This Corporation's subsidiaries and affiliates; Pacific Service Employees Association; Pacific Service Employees Credit Union; and such other associated organizations as may be approved by the Board.


                                   ARTICLE V.
                                  AMENDMENTS.


         1.      AMENDMENT BY SHAREHOLDERS.    Except as otherwise provided by
law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.

         2.      AMENDMENT BY DIRECTORS.    To the extent provided by law,
these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board of Directors.


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